Independent Auditors' Consent




The Board of Directors and Shareholders
Benham Equity Funds:

We consent to the inclusion in Benham Equity Funds' Post-Effective Amendment No. 17 to the Registration Statement No. 33-19589 on Form N-1A under the Securities Act of 1933 and Amendment No. 19 to the Registration Statement No. 811-5447 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated February 5, 1996 on the financial statement and financial highlights of Benham Global Gold Fund, Benham Income & Growth Fund, Benham Equity Growth Fund, Benham Utilities Income Fund, and Benham Global Natural Resources Index Fund (the series comprising Benham Equity Funds) for the periods indicated therein, which reports have been incorporated by reference in the Statement of Additional Information of Benham Equity Funds. We also consent to the reference to our firm under the "Financial Highlights" in each of the Prospectuses of the Benham Equity Funds and under the heading "About Benham Equity Funds" in the Statement of Additional Information which is incorporated by reference in the Prospectus.

/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

San Francisco, California
February 26, 1996